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                                 HALE AND DORR
                                60 STATE STREET
                                BOSTON, MA 02109
                                 (617) 526-6000

                                  JULY 5, 1995

Organogenesis Inc.
150 Dan Road
Canton, MA 02021

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a Registration Statement on Form S-3, File No. 33-60381, together with Amendment No. 1 thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 2,530,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Organogenesis Inc., a Delaware corporation (the
"Company"), including Shares issuable upon exercise of certain warrants described in the Registration Statement.

        We have acted as counsel for the Company in connection with the preparation of the Registration Statement. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the originals, or copies of minutes of meetings of the Board of Directors of the Company, the By-laws of the Company and the Restated Certificate of Incorporation of the Company, each as amended.

        We have not made an independent review of the laws of any state or jurisdiction other than the General Corporation Law statute of the State of Delaware and the United States. Accordingly, we express no opinion herein with respect to the laws of any state or jurisdiction other than the General Corporation Law statute of the State of Delaware and the United States.
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Organogenesis Inc.
July 5, 1995
Page 2

        Based upon the foregoing, we are of the opinion that, subject to events subsequent to the date hereof, the Shares have been duly authorized and that, when issued and sold by the Company and full payment therefor in cash has been received by the Company, they will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                Very truly yours,


                                HALE AND DORR